      As filed with the Securities and Exchange Commission on May 27, 2004
                                                      Registration No. 333-59420

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                              THE GILLETTE COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 04-1366970
   (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)             Identification No.)

                            PRUDENTIAL TOWER BUILDING
                                BOSTON, MA 02199
          (Address of principal executive offices, including zip code)

                           -------------------------

                   THE GILLETTE COMPANY 1971 STOCK OPTION PLAN
               THE GILLETTE COMPANY 2004 LONG-TERM INCENTIVE PLAN

                            (Full title of the plan)

                            -------------------------

                              WILLIAM J. MOSTYN III
                        SECRETARY - THE GILLETTE COMPANY
                            PRUDENTIAL TOWER BUILDING
                                BOSTON, MA 02199
                                 (617) 421-7882

 (Name, address and telephone number, including area code, of agent for service)

                      -------------------------------------

                  Please send copies of all communications to:
                               Mary E. Weber, Esq.
                                Ropes & Gray LLP
                             One International Place
                                Boston, MA 02110
                                  617-951-7000
                            617-951-7050 (facsimile)

                                EXPLANATORY NOTE

        This post-effective amendment is being filed because shares remaining available under the 1971 Stock Option Plan (the "1971 Plan") of The Gillette Company (the "Registrant") as of May 20, 2004 may be awarded under the Registrant's 2004 Long-Term Incentive Plan (the "2004 Plan") and shares that are subject to outstanding awards granted under the Registrant's 1971 Plan that are forfeited or canceled in whole or in part on or after May 20, 2004 may also be awarded under the Registrant's 2004 Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the issuance of the Common Stock that was registered on Form S-8, Registration Number 333-59420, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, has been passed upon for the Registrant by William J. Mostyn III, Esq., Secretary and an officer of the Registrant. As of May 1, 2004, Mr. Mostyn beneficially owned 12,176 shares of the Registrant's common stock and held options to purchase 78,501 shares.

ITEM 8. EXHIBITS.

        Exhibit

        5.1 Opinion of William J. Mostyn III, Esq., Secretary of The Gillette Company, filed herewith.

        24.1    Powers of Attorney, filed herewith (see signature page in Part
                II).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 24th day of May, 2004.

                            THE GILLETTE COMPANY

                            By: /s/ Charles W. Cramb, Jr.
                                ------------------------------------------------
                                Name:  Charles W. Cramb, Jr.
                                Title: Senior Vice President and Chief Financial
                                       Officer

                                POWER OF ATTORNEY

        We, the undersigned, hereby constitute Charles W. Cramb, Jr. our true and lawful attorney with full power to sign for us in our name and in the capacity indicated below, this Post-Effective Amendment and any and all amendments and supplements thereto, including post-effective amendments, pursuant to the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our attorney, to said Post-Effective Amendment and to any and all amendments and supplements thereto, including post-effective amendments.

     WITNESS Our Hand and Seal on the Date set forth below.

               Signature                                      Title                              Date
---------------------------------------  -------------------------------------------------   ------------

/s/ James M. Kilts                       Chairman of the Board of Directors, President,
---------------------------------------  Chief Executive Officer, and Director               May 20, 2004
JAMES M. KILTS


/s/ Edward F. Degraan                    Vice Chairman of the Board of Directors and         May 20, 2004
---------------------------------------  Director
EDWARD F. DEGRAAN


/s/ Charles W. Cramb, Jr.                Senior Vice President and Chief Financial Officer   May 20, 2004
---------------------------------------
CHARLES W. CRAMB, JR.


/s/ Joseph J. Schena                     Vice President, Controller and Principal            May 20, 2004
---------------------------------------  Accounting Officer
JOSEPH J. SCHENA


/s/ Roger K. Deromedi                    Director                                            May 20,  2004
---------------------------------------
ROGER K. DEROMEDI


/s/ Wilbur H. Gantz                      Director                                            May 20, 2004
---------------------------------------
WILBUR H. GANTZ



/s/ Michael B. Gifford
---------------------------------------  Director                                            May 20, 2004
MICHAEL B. GIFFORD


/s/ Ray J. Groves
---------------------------------------  Director                                            May 20, 2004
RAY J. GROVES


/s/ Dennis F. Hightower
---------------------------------------  Director                                            May 20, 2004
DENNIS F. HIGHTOWER


/s/ Herbert H. Jacobi
---------------------------------------  Director                                            May 20, 2004
HERBERT H. JACOBI


/s/ Nancy J. Karch
---------------------------------------  Director                                            May 20, 2004
NANCY J. KARCH


/s/ Fred H. Langhammer
---------------------------------------  Director                                            May 20, 2004
FRED H. LANGHAMMER


/s/ Jorge Paulo Lemann
---------------------------------------  Director                                            May 20, 2004
JORGE PAULO LEMANN


/s/ Marjorie M. Yang
---------------------------------------  Director                                            May 20, 2004
MARJORIE M. YANG

                                  EXHIBIT INDEX

Exhibit

5.1 Opinion of William J. Mostyn III, Esq., Secretary of The Gillette Company, filed herewith.

24.1    Powers of Attorney, filed herewith (see signature page in Part II).